EXHIBIT 4.1


                           FLOATING RATE SENIOR NOTE


REGISTERED                                                       U.S.$
No. FLR                                                          CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                (Floating Rate)

         STOCK PARTICIPATION NOTES DUE SEPTEMBER 15, 2010 LINKED TO THE
                COMMON STOCK OF WAL-MART STORES, INC. ("NOTES")

            STOCK PARTICIPATION NOTES WITH MINIMUM RETURN PROTECTION


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BASE RATE: N/A                 ORIGINAL ISSUE DATE:            MATURITY DATE: September 15,
                                                                   2010
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INDEX MATURITY: N/A            INTEREST ACCRUAL DATE: N/A      INTEREST PAYMENT DATE(S):
                                                                   N/A
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SPREAD (PLUS OR MINUS): N/A    INITIAL INTEREST RATE: N/A      INTEREST PAYMENT PERIOD:
                                                                   N/A
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SPREAD MULTIPLIER: N/A         INITIAL INTEREST RESET          INTEREST RESET PERIOD: N/A
                                   DATE: N/A
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REPORTING SERVICE: N/A         MAXIMUM INTEREST RATE:          INTEREST RESET DATE(S): N/A
                                   N/A
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INDEX CURRENCY: N/A            MINIMUM INTEREST RATE: N/A      CALCULATION AGENT: See
                                                                   "Calculation Agent" below
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EXCHANGE RATE AGENT: N/A       INITIAL REDEMPTION DATE:        SPECIFIED CURRENCY: U.S.
                                   N/A                             dollars
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                               INITIAL REDEMPTION              IF SPECIFIED CURRENCY
                                   PERCENTAGE: N/A                 OTHER THAN U.S.
                                                                   DOLLARS, OPTION TO
                                                                   ELECT PAYMENT IN
                                                                   U.S. DOLLARS: N/A
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                               ANNUAL REDEMPTION               DESIGNATED CMT
                                   PERCENTAGE REDUCTION:           TELERATE PAGE: N/A
                                   N/A
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                               OPTIONAL REPAYMENT              DESIGNATED CMT MATURITY
                                   DATE(S): N/A                    INDEX: N/A
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OTHER PROVISIONS: See below    REDEMPTION NOTICE PERIOD:
                               N/A
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                               TAX REDEMPTION AND
                               PAYMENT OF ADDITIONAL
                               AMOUNTS: NO
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                               IF YES, STATE INITIAL
                               OFFERING DATE: N/A
=================================================================================================

Maturity Date.....................  September 15, 2010, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event (as defined below) on the final Period Valuation Date (as defined below) for calculating the Equity-linked Payment Amount (as defined below).

                                    If, due to a Market Disruption Event or
                                    otherwise, the final Period Valuation Date is postponed so that it falls less than two scheduled Trading Days (as defined below) prior to the scheduled Maturity Date, the Maturity Date shall be the second scheduled Trading Day following that final Period Valuation Date as postponed.

                                    In the event that the final Period
                                    Valuation Date is postponed due to a Market
                                    Disruption Event or otherwise, the Issuer shall give notice of such postponement as promptly as possible, and in no case later than one Business Day following the scheduled final Period Valuation Date, (i) to the holder of this Note by mailing notice of such postponement by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the "Depositary") by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Note receives the notice.

Minimum Denominations.............  $1,000

Maturity Redemption Amount........  At maturity the holder of this Note shall receive for each $1,000 principal amount of this Note the Maturity Redemption Amount (as defined below), as determined by the Calculation Agent, which shall be equal to the greater of (i) the Equity-linked Payment Amount and (ii) the Minimum Payment Amount (as defined below).

                                    The Issuer shall, or shall cause the
                                    Calculation Agent to, (i) provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Maturity Redemption Amount, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date) and (ii) deliver the aggregate cash amount due with respect to this Note to the Trustee for delivery to the holder of this Note on the Maturity Date.

Minimum Payment Amount............  $1,200

Equity-linked Payment Amount......  The Equity-linked Payment Amount is equal to (i) $1,000 times (ii) the product of the Semi-annual Performance Amounts (as defined below) for each Semi-annual Valuation Period (as defined below) over the term of the Notes.

Semi-annual Performance Amount....  With respect to any Semi-annual Valuation
                                    Period, the Semi-annual Performance Amount
                                    shall be equal to the lesser of (i)
                                    and (ii) a fraction, the numerator of which
                                    shall be the Market Price (as defined
                                    below) of one share of Wal-Mart Stock times
                                    the Share Ratio (as defined below), each as
                                    determined on the Period Valuation Date at
                                    the end of such Semi-annual Valuation
                                    Period and the denominator of which shall
                                    be the Market Price of one share of
                                    Wal-Mart Stock times the Share Ratio, each
                                    as determined on the Period Valuation Date
                                    at the beginning of such Semi-annual
                                    Valuation Period, provided that for the
                                    first Semi-annual Valuation Period, the
                                    denominator shall be      .

Semi-annual Valuation Periods.....  Each period from and including a Period
                                    Valuation Date to and including the
                                    immediately subsequent Period Valuation
                                    Date; provided that the first Semi-annual
                                    Valuation Period shall begin April 23,
                                    2003.

Period Valuation Dates............  The Period Valuation Dates shall be (i) the
                                    15th of each March and September, beginning
                                    September 15, 2003 to and including March
                                    15, 2010, and (ii) September 13, 2010, in
                                    each such case subject to adjustment if
                                    such date is not a Trading Day or if a
                                    Market Disruption Event occurs on such date as described in the two following paragraphs.

                                    If any scheduled Period Valuation Date
                                    occurring from and including September 15, 2003 to and including March 15, 2010 is not a Trading Day or if a Market Disruption Event occurs on any such date, such Period Valuation Date shall be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event occurs on any of the scheduled Period Valuation Dates occurring from and including September 15, 2003 to and including March 15, 2010 and on each of the five Trading Days immediately succeeding that scheduled Period Valuation Date, then such fifth succeeding Trading Day shall be deemed to be the relevant Period Valuation Date, notwithstanding the occurrence of a Market Disruption Event on such day.

                                    If September 13, 2010 (the final Period
                                    Valuation Date) is not a Trading Day or if there is a Market Disruption Event on such day, the final Period Valuation Date shall be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Share Ratio.......................  1.0, subject to adjustment for certain corporate events relating to Wal-Mart
                                    described under "Antidilution Adjustments" below.

Market Price......................  If Wal-Mart Stock (or any other security for which a Market Price must be
                                    determined) is listed on a national
                                    securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one share of Wal-Mart Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which Wal-Mart Stock is listed or admitted to trading (which may be the Nasdaq National Market if it is then a national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Wal-Mart Stock is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Wal-Mart Stock obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day.......................  A day, as determined by the Calculation
                                    Agent, on which trading is generally
                                    conducted on the New York Stock Exchange
                                    (the "NYSE"), the American Stock Exchange
                                    LLC (the "AMEX"), the Nasdaq National
                                    Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Antidilution Adjustments..........  The Share Ratio shall be adjusted as follows:

                                    1. If Wal-Mart Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Ratio shall be adjusted to equal the product of the prior Share Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Wal-Mart Stock.

                                    2. If Wal-Mart Stock is subject (i) to a stock dividend (issuance of additional shares of Wal-Mart Stock) that is given ratably to all holders of shares of Wal-Mart Stock or (ii) to a distribution of Wal-Mart Stock as a result of the triggering of any provision of the corporate charter of Wal-Mart, then once the dividend or distribution has become effective and Wal-Mart Stock is trading ex-dividend, the Share Ratio shall be adjusted so that the new Share Ratio shall equal the prior Share Ratio plus the product of (i) the number of shares issued with respect to one share of Wal-Mart Stock and (ii) the prior Share Ratio.

                                    3. If Wal-Mart issues rights or warrants to all holders of Wal-Mart Stock to subscribe for or purchase Wal-Mart Stock at an exercise price per share that is less than the Market Price of Wal-Mart Stock on both
                                    (i) the date the exercise price of such
                                    rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Notes, then the Share Ratio shall be adjusted on the Trading Day immediately following the expiration date of such rights or warrants to equal the product of the prior Share Ratio and a fraction, the numerator of which shall be the number of shares of Wal-Mart Stock outstanding immediately prior to the issuance of such rights or warrants (as adjusted for any subsequent corporate event requiring an adjustment hereunder) plus the number of additional shares of Wal-Mart Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Wal-Mart Stock outstanding immediately prior to the issuance of such rights or warrants (as adjusted for any subsequent corporate event requiring an adjustment hereunder) plus the number of additional shares of Wal-Mart Stock which the aggregate offering price of the total number of shares of Wal-Mart Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price. If the number of shares of Wal-Mart Stock actually delivered in respect of such rights or warrants differs from the number of shares of Wal-Mart Stock offered in respect of such rights or warrants, then the Share Ratio for Wal-Mart Stock shall promptly be readjusted to the Share Ratio which would have been in effect had the adjustment been made on the basis of the number of shares of Wal-Mart Stock actually delivered in respect of such rights or warrants.

                                    4. There shall be no adjustments to the
                                    Share Ratio to reflect cash dividends or other distributions paid with respect to Wal-Mart Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary Dividend" means
                                    (a) the full amount per share of Wal-Mart
                                    Stock of any cash dividend or special
                                    dividend or distribution that is identified by Wal-Mart as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Wal-Mart as an extraordinary or special dividend or distribution) distributed per share of Wal-Mart Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Wal-Mart Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Market Price of Wal-Mart Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Wal-Mart Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Market Price, the "Base Market Price") (c) the full cash value of any non-cash dividend or distribution per share of Wal-Mart Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Wal-Mart Stock includes an Extraordinary Dividend, the Share Ratio with respect to Wal-Mart Stock shall be adjusted on the ex-dividend date so that the new Share Ratio shall equal the product of (i) the prior Share Ratio and (ii) a fraction, the numerator of which is the Base Market Price, and the denominator of which is the amount by which the Base Market Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Market Price, then, instead of adjusting the Share Ratio, each subsequent Semi-annual Performance Amount shall be calculated as described in paragraph 5 below, and the Extraordinary Dividend shall be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend shall be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Wal-Mart Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Share Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                    5. Any of the following shall constitute a Reorganization Event: (i) Wal-Mart Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by Wal-Mart, (ii) Wal-Mart has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) Wal-Mart completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) Wal-Mart is liquidated, (v) Wal-Mart issues to all of its shareholders equity securities of an issuer other than Wal-Mart (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "spinoff stock") or (vi) Wal-Mart Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of Wal-Mart Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the Semi-annual Performance Amounts for Period Valuation Dates following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) shall be calculated by reference to:

                                      (1) if Wal-Mart Stock continues to be
                                      outstanding, Wal-Mart Stock (if
                                      applicable, as reclassified upon
                                      the issuance of any tracking stock) at
                                      the Share Ratio in effect on such Period
                                      Valuation Date (taking into account any
                                      adjustments for any distributions
                                      described under clause (3)(a) below); and

                                      (2) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or any stock received in exchange for Wal-Mart Stock, where Wal-Mart is not the surviving entity, the number of shares of the New Stock received with respect to one share of Wal-Mart Stock multiplied by the Share Ratio for Wal-Mart Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Share Ratio"), as adjusted to such Period Valuation Date (taking into account any adjustments for distributions described under clause
                                      (3)(a) below); and

                                      (3) for any cash and any other property
                                      or securities other than Marketable
                                      Securities received in such
                                      Reorganization Event (the "Non-Stock
                                      Exchange Property"),


                                        (a) if the combined value of the amount
                                        of Non-Stock Exchange Property received
                                        per share of Wal-Mart Stock, as
                                        determined by the Calculation Agent in
                                        its sole discretion on the effective
                                        date of such Reorganization Event (the
                                        "Non-Stock Exchange Property Value"),
                                        by holders of Wal-Mart Stock is less
                                        than 25% of the Market Price of
                                        Wal-Mart Stock on the Trading Day
                                        immediately prior to the effective date
                                        of such Reorganization Event, a number
                                        of shares of Wal-Mart Stock, if
                                        applicable, and of any New Stock
                                        received in connection with such
                                        Reorganization Event, if applicable, in
                                        proportion to the relative Market
                                        Prices of Wal-Mart Stock and any such
                                        New Stock, and with an aggregate value
                                        equal to the Non-Stock Exchange
                                        Property Value based on such Market
                                        Prices, in each case as determined by
                                        the Calculation Agent in its sole
                                        discretion on the effective date of
                                        such Reorganization Event, and the
                                        number such
                                        shares of Wal-Mart Stock or any New
                                        Stock determined in accordance with
                                        this clause (3)(a) shall be added at
                                        the time of such adjustment to the
                                        Share Ratio in subparagraph (1) above
                                        and/or the New Stock Share Ratio in
                                        subparagraph (2) above, as applicable,
                                        or

                                        (b) if the Non-Stock Exchange Property
                                        Value is equal to or exceeds 25% of the
                                        Market Price of Wal-Mart Stock on the
                                        Trading Day immediately prior to the
                                        effective date relating to such
                                        Reorganization Event or, if Wal-Mart
                                        Stock is surrendered exclusively for
                                        Non-Stock Exchange Property (in each
                                        case, a "Reference Basket Event"), an
                                        equal-dollar weighted basket of three
                                        Reference Basket Stocks (as defined
                                        below) with an aggregate value on the
                                        effective date of such Reorganization
                                        Event equal to the Non-Stock Exchange
                                        Property Value. The "Reference Basket
                                        Stocks" shall be the three stocks with
                                        the largest market capitalization among
                                        the stocks that then comprise the S&P
                                        500 Index (or, if publication of such
                                        index is discontinued, any successor or
                                        substitute index selected by the
                                        Calculation Agent in its sole
                                        discretion) with the same primary
                                        Standard Industrial Classification Code
                                        ("SIC Code") as Wal-Mart; provided,
                                        however, that a Reference Basket Stock
                                        shall not include any stock that is
                                        subject to a trading restriction under
                                        the trading restriction policies of
                                        Morgan Stanley or any of its affiliates
                                        that would materially limit the ability
                                        of Morgan Stanley or any of its
                                        affiliates to hedge the Notes with
                                        respect to such stock (a "Hedging
                                        Restriction"); provided further that if
                                        three Reference Basket Stocks cannot be
                                        identified from the S&P 500 Index by
                                        primary SIC Code for which a Hedging
                                        Restriction does not exist, the
                                        remaining Reference Basket Stock(s)
                                        shall be selected by the Calculation
                                        Agent from the largest market
                                        capitalization stock(s) within the same
                                        Division and Major Group classification
                                        (as defined by the Office of Management
                                        and Budget) as the primary SIC Code for
                                        Wal-Mart. Each Reference Basket

                                        Stock shall be assigned a Basket Stock
                                        Share Ratio equal to the number of
                                        shares of such Reference Basket Stock
                                        with a Market Price on the effective
                                        date of such Reorganization Event equal
                                        to the product of (a) the Non-Stock
                                        Exchange Property Value, (b) the Share
                                        Ratio in effect for Wal-Mart Stock on
                                        the Trading Day immediately prior to
                                        the effective date of such
                                        Reorganization Event and (c) 0.3333333.

                                    Following the allocation of any
                                    Extraordinary Dividend to Reference Basket
                                    Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the Semi-annual Performance Amount for each subsequent Period Valuation Date shall be the sum of:

                                    (i)    if applicable, the product of the
                                           Market Price of one share of
                                           Wal-Mart Stock and the Share Ratio
                                           then in effect; and

                                    (ii)   if applicable, for each New Stock,
                                           the product of the Market Price of
                                           one share of such New Stock and the
                                           New Stock Share Ratio then in effect
                                           for such New Stock; and

                                    (iii)  if applicable, for each Reference
                                           Basket Stock, the product of the
                                           Market Price of such Reference
                                           Basket Stock and the Basket Stock
                                           Share Ratio then in effect for such
                                           Reference Basket Stock.

                                    In each case, the Market Price and the
                                    applicable Share Ratio (including for this purpose, any New Stock Share Ratio or Basket Stock Share Ratio) shall be determined by the Calculation Agent on the Period Valuation Date; provided that if there is a Market Disruption Event with respect to any underlying stock, the Market Price and Share Ratio for the unaffected underlying stocks shall be determined on the originally scheduled Period Valuation Date, and the Market Price and Share Ratio for the affected underlying stock shall be postponed in accordance with the second and third paragraphs under "Period Valuation Dates" above; provided further that the provisions for the extension of the Maturity Date shall apply in the case of the postponement of the Period Valuation Date for any underlying stock.

                                                  *    *    *

                                    For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                    Following the occurrence of any
                                    antidilution adjustments after which the
                                    Semi-annual Performance Amount is based in whole or in part on the value of a New Stock or Reference Basket Stocks, references to "Wal-Mart Stock" under "Market Price" and "Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and, if Wal-Mart Stock is no longer outstanding, all other references in this pricing supplement to "Wal-Mart Stock" shall be deemed to refer to New Stock and/or the Reference Basket Stocks, unless the context otherwise requires. The New Stock Share Ratio(s) or Basket Stock Share Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                    If a Market Price is no longer available for Wal-Mart Stock, any New Stock or any Reference Basket Stock for whatever reason, including in the event Wal-Mart or the issuer of such other stock is liquidated or Wal-Mart or such other issuer is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, then the value of the Wal-Mart Stock, any New Stock or any

                                    Reference Basket Stock, as applicable,
                                    shall equal zero for as long as no Market
                                    Price is available.

                                    If a Reference Basket Event occurs, the
                                    Issuer shall, or shall cause the
                                    Calculation Agent to, provide written
                                    notice to the Trustee at its New York
                                    office, on which notice the Trustee may
                                    conclusively rely, and to DTC of the
                                    occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                    No adjustment to any Share Ratio (including for this purpose, any New Stock Share Ratio or Basket Stock Share Ratio) shall be required unless such adjustment would require a change of at least 0.1% in the Share Ratio then in effect. The Share Ratio resulting from any of the adjustments specified above shall be rounded to the nearest one-hundred thousandth, with five one-hundred thousandths rounded upward. Adjustments to the Share Ratios shall be made up to and including the final Period Valuation Date.

                                    The Calculation Agent shall be solely
                                    responsible for the determination and
                                    calculation of any adjustments to any Share
                                    Ratio, New Stock Share Ratio or Basket
                                    Stock Share Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash), and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                    The Calculation Agent shall provide
                                    information as to any adjustments made
                                    pursuant to paragraphs 1 through 5 above upon written request by the holder of this Note.

Market Disruption Event...........  "Market Disruption Event" means, with respect to Wal-Mart Stock:

                                      (i) a suspension, absence or material
                                      limitation of trading of Wal-Mart Stock
                                      on the primary market for Wal-Mart Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Wal-Mart Stock as a result of which the reported trading prices for Wal-Mart Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Wal-Mart Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of the Issuer or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

                                    For purposes of determining whether a
                                    Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract shall not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                    (4) a suspension of trading in options
                                    contracts on Wal-Mart Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Wal-Mart Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Wal-Mart Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default....  In case an event of default with respect to the Notes shall have occurred and be
                                    continuing, the amount declared due and
                                    payable per each $           principal
                                    amount of this Note upon any acceleration of this Note shall be equal to the Maturity Redemption Amount determined as though the Market Price of Wal-Mart Stock for any Period Valuation Date scheduled to occur on or after such date of acceleration were the Market Price of Wal-Mart Stock on the date of acceleration. Therefore, the Semi-annual Performance Amount for the then current Semi-annual Valuation Period would be equal to the Market Price of one share of Wal-Mart Stock times the Share Ratio on the date of acceleration divided by the Market Price of one share of Wal-Mart Stock times the Share Ratio on the Period Valuation Date at the beginning of such Semi-annual Valuation Period, and the Semi-annual Performance Amount for each remaining Semi-annual Valuation Period would be equal to 1.

                                    If the maturity of the Notes is accelerated because of an event of default as described above, the Issuer shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Maturity Redemption Amount and the aggregate cash amount due with respect to this Note as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent.................  Morgan Stanley & Co. Incorporated and its
                                    successors ("MS & Co.")

                                    All determinations made by the Calculation
                                    Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note and on the Issuer.

                                    All calculations with respect to the
                                    Equity-linked Payment Amount and the
                                    Semi-annual Performance Amount will be
                                    rounded to the nearest one hundred-
                                    thousandth, with five one-millionths
                                    rounded upward (e.g., .876545 would be
                                    rounded to .87655); all dollar amounts
                                    related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of cash, as determined in accordance with the provisions set forth under "Maturity Redemption Amount" above, due with respect to the
principal sum of U.S.$        (UNITED STATES DOLLARS                         ),
on the Maturity Date specified above (except to the extent redeemed or repaid prior to the maturity) and to pay interest thereon from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or redemption or repayment date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business
Day) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

     Payment of the principal of and premium, if any, and interest on this Note due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, and interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York

City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                            MORGAN STANLEY


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned Senior
  Indenture.

JPMORGAN CHASE BANK,
  as Trustee


By:
   ---------------------------------
   Authorized Officer

                          FORM OF REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this
Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Dates. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate and CMT Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR (or to LIBOR when the Index Currency is euros) shall be the second TARGET Settlement Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR (other than for LIBOR Notes for which the Index Currency is euros) shall be the second London Banking Day preceding such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be such Interest Reset Date. As used herein, "London Banking Day" means any day on which dealings in deposits in the Index Currency (as defined herein) are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

     Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

     Determination of CD Rate. If the Base Rate specified on the face hereof is the "CD Rate," for any Interest Determination Date, the CD Rate with respect to this Note shall be the rate on that date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of

Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

     The following procedures shall be followed if the CD Rate cannot be determined as described above:

     (i) If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date, the CD Rate shall be the rate on that Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication ("H.15 Daily Update") for the Interest Determination Date for certificates of deposit having the Index Maturity specified on the face hereof, under the caption "CDs (Secondary Market)."

     (ii) If the above rate is not yet published in either H.15(519) or the
H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time.

     (iii) If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate for that Interest Determination Date shall remain the CD Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the "Commercial Paper Rate," for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

     The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

     (i) If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     (ii) If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

     (iii) If the dealers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                          D x 360
                  Money Market Yield = ------------- x 100
                                       360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of EURIBOR Notes. If the Base Rate specified on the face hereof is "EURIBOR," for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service ("Telerate Page 248") as of 11:00 a.m. (Brussels time).

     The following procedures shall be followed if the rate cannot be determined as described above:

     (i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the Interest

Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

     (ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the Calculation Agent (after consultation with the Issuer) at approximately 11:00 a.m. (Brussels time), on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

     (iii) If the banks so selected by the Calculation Agent are not quoting as set forth above, the EURIBOR rate for that Interest Determination Date shall remain the EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended.

     Determination of the Federal Funds Rates. If the Base Rate specified on the face hereof is the "Federal Funds Rate," for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, Inc., or any successor service, on page 120 or any other page as may replace page 120 on that service ("Telerate Page 120").

     The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

     (i) If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     (ii) If the above rate is not yet published in either H.15(519) or the
H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Issuer) prior to 9:00 a.m., New York City time, on that Interest Determination Date.

     (iii) If the brokers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Federal Funds Rate for that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Determination of LIBOR. If the Base Rate specified on the face hereof is "LIBOR," LIBOR with respect to this Note shall be based on London interbank offered rate. The Calculation Agent shall determine "LIBOR" for each Interest Determination Date as follows:

     (i) As of the Interest Determination Date, LIBOR shall be either (a) if "LIBOR Reuters" is specified as the Reporting Service on the face hereof, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate shall be used; or (b) if "LIBOR Telerate" is specified as the Reporting Service on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that Interest Determination Date.

     (ii) If (a) fewer than two offered rates appear and LIBOR Reuters is specified on the face hereof, or (b) no rate appears and the face hereof specifies either (x) LIBOR Telerate or (y) LIBOR Reuters and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

     (iii) If at least two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR shall be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Reset Date, by three major banks in that principal financial center selected by the Calculation Agent (after consultation with the Issuer) for loans in the

Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

     (iv) If the banks so selected by the Calculation Agent are not quoting as set forth above, the LIBOR rate for that Interest Determination Date shall remain the LIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "Index Currency" means the currency specified on the face hereof as the currency for which LIBOR shall be calculated, or, if the euro is substituted for that currency, the Index Currency shall be the euro. If that currency is not specified on the face hereof, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either: (a) if LIBOR Reuters is designated as the Reporting Service on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor, or
(b) if LIBOR Telerate is designated as the Reporting Service on the face hereof, the display on Moneyline Telerate Inc., or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency shall be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the Index Currency, as if Page 3750, had been specified.

     Determination of Prime Rate. If the Base Rate specified on the face hereof is "Prime Rate," for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

     The following procedures shall be followed if the Prime Rate cannot be determined as described above:

     (i) If the above rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, then the Prime Rate shall be the rate on that Interest Determination Date as published in H.15 Daily Update under the heading "Bank Prime Loan."

     (ii) If the above rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's Prime Rate or base lending rate as in effect for that Interest Determination Date.

     (iii) If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that Interest Determination Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in The City of New York selected by the Calculation Agent (after consultation with the Issuer).

     (iv) If the banks selected by the Calculation Agent are not quoting as set forth above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     Determination of Treasury Rate. If the Base Rate specified on the face hereof is "Treasury Rate," the Treasury Rate with respect to this Note shall be

     (i) the rate from the Auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"); or

     (ii) if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High;" or

     (iii) if the rate described in (ii) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

     (iv) if the rate described in (iii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

     (v) if the rate described in (iv) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

     (vi) if the rate described in (v) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

     (vii) if the dealers selected by the Calculation Agent are not quoting as described in (vi), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                             D x N
                 Bond Equivalent Yield = ------------- x 100
                                         360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of CMT Rate. If the Base Rate specified on the face hereof is the "CMT Rate," for any Interest Determination Date, the CMT Rate with respect to this Note shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

     (1) the rate on that Interest Determination Date, if the Designated CMT Telerate Page is 7051; and

     (2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052.

       The following procedures shall be followed if the CMT Rate cannot be determined as described above:

     (i) If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     (ii) If the above rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     (iii) If the information set forth above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers ("Reference Dealers") in The City of New York, which may include an agent or other affiliates of the Issuer, selected by the Calculation Agent as described in the following sentence. The Calculation Agent shall select five reference dealers (after consultation with the Issuer) and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

     (iv) If the Calculation Agent cannot obtain three Treasury Notes quotations as described in (iii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three reference dealers in The City of New York, selected using the same method described in (iii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     (v) If three or four (and not five) of the reference dealers are quoting as described in (iv) above, then the CMT Rate for that Interest Determination Date shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

     (vi) If fewer than three reference dealers selected by the Calculation Agent are quoting as described in (iv) above, the CMT Rate for that Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "Designated CMT Telerate Page" means the display on Moneyline Telerate, Inc., or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable pricing supplement for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

     At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

     Unless otherwise indicated on the face hereof, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to, but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CD Rate, Commercial Paper Rate, EURIBOR, Federal Funds Rate, Prime Rate or LIBOR (except if the Index Currency is pounds sterling);
(ii) by 365 if the Base Rate is LIBOR and the Index Currency is pounds sterling; or (iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with (0.000005% being rounded up to 0.00001%) and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). All

Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency (with 0.005 being rounded up to 0.01). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of or premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of or premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

       UNIF GIFT MIN ACT - ________________________ Custodian __________________
                                   (Minor)                           (Cust)

       Under Uniform Gifts to Minors Act ___________________________
                                                  (State)

     Additional abbreviations may also be used though not in the above list.

                          ___________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:______________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_______; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ______.


Dated:__________________________________   _____________________________________
                                           NOTICE: The signature on this Option
                                           to Elect Repayment must correspond
                                           with the name as written upon the
                                           face of the within instrument in
                                           every particular without alteration
                                           or enlargement.